UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

VICARIOUS SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39384	87-2678169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Fourth Avenue Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 868-1700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBOT	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	RBOT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Victoria Carr-Brendel, Ph.D. to the Board of Directors

On January 17, 2023, the Board of Directors (the “Board”) of Vicarious Surgical Inc. (the “Company”) appointed Victoria Carr-Brendel, Ph.D. to the Board, effective as of January 23, 2023. Dr. Carr-Brendel will serve for a term to continue until the Company’s next annual meeting of stockholders.

Victoria Carr-Brendel, age 59, serves as the Group Vice President of Cochlear Implants at Sonova Group as well as the President of Advanced Bionics, a Sonova company and a global leader in the treatment of severe-to-profound hearing loss, since December 2018. From June 2015 to December 2018, Dr. Carr-Brendel served as the Chief Executive Officer for JenaValve Technology, Inc., a private company focused on developing transcatheter aortic valve repair systems to treat patients suffering from aortic valve disease. Between 2004 and 2015, she served in roles of increasing responsibility at Boston Scientific Corporation (NYSE:BSX), eventually overseeing the acquisition of Bayer’s Interventional Radiology division in 2014. Dr. Carr-Brendel holds a Bachelor’s degree in Biology from Monmouth College, a Master of Science in Microbiology from Iowa State University, and a Ph.D. in microbiology and Immunology from the University of Illinois at Chicago. Dr. Carr-Brendel’s qualifications to serve on the Board include her extensive medical device development experience leading R&D, new product development, divisional, and business development functions.

The Board has affirmatively determined that Dr. Carr-Brendel is an independent director pursuant to the New York Stock Exchange listing standards. There are no arrangements or understandings between Dr. Carr-Brendel and any other person pursuant to which Dr. Carr-Brendel was appointed as a director. There are no transactions to which the Company is a party and in which Dr. Carr-Brendel has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Dr. Carr-Brendel has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Dr. Carr-Brendel will be entitled to the standard compensation paid by the Company to all of its nonemployee directors under the Company’s Amended and Restated Nonemployee Director Compensation Policy (pro-rated as applicable to reflect the actual time Dr. Carr-Brendel will serve on the Board for the year).

Dr. Carr-Brendel entered into an indemnification agreement in the form the Company has entered into with its other nonemployee directors, which form is filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K, filed by the Company on September 23, 2021 and is incorporated herein by reference.

A copy of the press release announcing Dr. Carr-Brendel’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Resignation of Philip Liang from the Board of Directors

On January 19, 2023, Philip Liang, a member of the Board, notified the Company that he is resigning from the Board, effective as of January 23, 2023. The resignation of Mr. Liang was not a result of any disagreement with the Company or due to any matter relating to the Company’s operations, policies, or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICARIOUS SURGICAL INC.

By:	/s/ Adam Sachs
Name:	Adam Sachs
Title:	President and Chief Executive Officer

Date: January 23, 2023

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